                                                                    Exhibit 10.4

                                    GUARANTY


                  GUARANTY, made effective as of September 23, 1998, by SIEMENS CORPORATION, a corporation organized and existing under the laws of Delaware ("Guarantor"), in favor of AES IRONWOOD, INC., a Delaware corporation ("Owner") or its AES Ironwood L.L.C. assignee.

                  WHEREAS, Owner wishes to have engineered, designed, procured, constructed, equipped, commissioned and tested a combined-cycle electric generating facility with a nominal electric generating capacity of 700 megawatts
(net) to be located in Lebanon, Pennsylvania (such facility and the construction thereof, as more fully defined in the EPC Agreement referred to below, the "Project");

                  WHEREAS, concurrently with the execution and delivery of this Guaranty, Owner has entered into that certain Agreement for Engineering, Procurement and Construction Services, of even date herewith, with Siemens Westinghouse Power Corporation, a wholly-owned subsidiary of Guarantor ("Contractor") (as such Agreement may be amended, supplemented or modified from time to time, the "EPC Agreement");

                  WHEREAS, Guarantor owns one hundred percent (100%) of the capital stock of Contractor and does and will continue to obtain substantial benefits as a result of the EPC Agreement;

                  WHEREAS, in order to induce Owner to enter into the EPC Agreement, Contractor has agreed that it would cause Guarantor to execute and deliver to Owner this Guaranty;

                  NOW, THEREFORE, in consideration of Owner's entering into the EPC Agreement, the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor, intending to be legally bound, hereby agrees as follows:

                                    SECTION 1

                                   Definitions

                  Unless otherwise defined herein, capitalized terms used in this Guaranty shall have the respective meanings assigned thereto in the EPC Agreement.

                                    SECTION 2

                                    Guaranty

                  Guarantor hereby irrevocably and unconditionally guarantees to Owner, as a primary obligor and not as a surety, the punctual performance and payment in full of all obligations of Contractor under the EPC Agreement in accordance with the terms and conditions thereof (subject to any rights and defenses of Contractor thereunder, other than any rights and defenses arising out of the matters described in Section 4 hereof) and agrees that if for any reason whatsoever Contractor shall fail duly, punctually and fully to perform or pay any such obligation under the EPC Agreement, Guarantor shall, upon receipt of written notice from Owner of such failure, immediately perform or pay each and every such obligation, or cause each such obligation to be performed or paid, without regard to any exercise or nonexercise by Owner of any right, remedy, power or privilege under or in respect of the EPC Agreement against Contractor or under or in respect of any other guaranty or security relating thereto. In addition, Guarantor agrees to reimburse Owner on demand for any and all reasonable expenses (including, without limitation, attorneys' fees and disbursements) incurred by Owner in enforcing or attempting to enforce any rights under this Guaranty.


                                    SECTION 3

                                 No Subrogation

                  Notwithstanding any payment or payments made by Guarantor hereunder or any set-off or application of funds of Guarantor by Owner, until all of the obligations of Contractor under the EPC Agreement are performed or paid in full, Guarantor shall not (a) be entitled to be subrogated to any of the rights of Owner against Contractor or any other guarantor or in any collateral security or guaranty or right of offset held by Owner for the performance and payment of the obligations of Contractor under the EPC Agreement, or (b) seek any reimbursement or contribution from Contractor or any other guarantor in respect of any payment, set-off or application of funds made by Guarantor hereunder.

                                    SECTION 4

                                Guaranty Absolute

                  The liability of Guarantor under this Guaranty with respect to the guaranteed obligations shall be absolute and unconditional, irrespective of:

         (a) any lack of validity or enforceability of the EPC Agreement or any other agreement, guaranty or instrument relating thereto;

         (b) any amendment to, waiver of or consent to departure from, or failure to exercise any right, remedy, power or privilege under or in respect of the EPC Agreement or any other guaranty; provided, however, that for the avoidance of doubt, the Guarantor and Owner hereby agree that the obligations of Contractor under the EPC Agreement guaranteed by Guarantor hereunder shall be such obligations of Contractor as they may have been amended or waived in accordance with the terms of the EPC Agreement;

         (c) any exchange, release or nonperfection of any collateral, or any release or amendment or waiver of, or consent to departure from, any other guaranty of or security for the performance of all or any of the obligations of Contractor under the EPC Agreement;

         (d) the insolvency of Guarantor or Contractor or any other party or guarantor or any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, arrangement, dissolution or liquidation of Guarantor or Contractor or any other guarantor or any defense which Guarantor or Contractor or any other guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding;

         (e) any change in ownership of Contractor or any change, whether direct or indirect, in Guarantor's relationship to Contractor or in the relationship of Contractor to any other guarantor, including, without limitation, any such change by reason of any merger or any sale, transfer, issuance, or other disposition of any stock of, or other equity interest in, Contractor, Guarantor or any other entity; and

         (f) any other circumstance of a similar or different nature which might otherwise constitute a defense available to Guarantor as a guarantor (provided, however, that this clause 4(f) shall not prevent Guarantor from being able to assert as a defense to its performance under this Guaranty, any defense which is available to Contractor under the EPC Agreement, other than any defenses arising out of the matters described in this
                  Section 4).

                  This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time any payment, or any part thereof, to Owner by Contractor under the EPC Agreement or by Guarantor hereunder or by any other guarantor under any other guaranty of the EPC Agreement is rescinded or must otherwise be returned by Owner to Guarantor or Contractor or any of their representatives or any other guarantor for any reason, including, without limitation, upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of Guarantor or Contractor or any other guarantor, all as though such payment had not been made.


                                    SECTION 5

                                     Waiver

                  Guarantor hereby waives notice from Owner of its acceptance and reliance on this Guaranty and notice of any liability to which it may apply, and waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liability, and the taking of any other action by Owner against, and (except for the notice specified in Section 2 hereof) any other notice to, any party liable thereon, including Guarantor, and any requirement that Owner exhaust any right or take any action against or with respect to Contractor or any other person or entity or any property.


                                    SECTION 6

                  Consent to Jurisdiction; Waiver of Immunities

                  (a) Guarantor hereby irrevocably submits to the jurisdiction of any State or Federal court sitting in the Borough of Manhattan, City of New York, in any action or proceeding arising out of or relating to this Guaranty, and Guarantor hereby irrevocably agrees that, subject to the terms of Section 6(d) hereof and without limiting Owner's rights under Section 6(b) hereof, all claims in respect of such action or proceeding shall be heard and determined in such State or Federal court. Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Guarantor hereby irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Guarantor at its address specified in Section 11 hereof. Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

                  (b) Nothing in this Section shall affect the right of Owner to serve legal process in any other manner permitted by law or affect the right of Owner to bring any action or proceeding against Guarantor or its property in the courts of any other jurisdiction.

                  (c) To the extent that Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty.

                  (d) Notwithstanding the foregoing, any dispute arising under the EPC Agreement and any claims under any of the EPC Agreement and/or this Guaranty relating to any such dispute, whether arising contemporaneously with or subsequent to such dispute, shall be resolved by Owner, Contractor and Guarantor in a single, combined arbitration proceeding in accordance with the provisions of Article 21 of the EPC Agreement. In any such arbitration proceeding, Contractor and Guarantor shall together select one arbitrator, Owner shall select one arbitrator, and the two selected arbitrators shall select the third arbitrator, in accordance with Section 21.1 of the EPC Agreement. Subject to the Guarantor's ability to assert as a defense to its performance under this Guaranty Contractor's rights under Section 15.2.1 of the EPC Agreement, notwithstanding the existence of a dispute between Owner and Guarantor and regardless of whether such dispute is the subject of dispute resolution pursuant to this Section 6(d), Guarantor shall not be entitled to suspend or otherwise delay the performance of this Guaranty.


                                    SECTION 7

                         Representations and Warranties

                  Guarantor hereby represents and warrants as follows:

                  (a) Guarantor (i) is a duly organized and validly existing corporation in good standing under the laws of Delaware and (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged;

                  (b) Guarantor has the corporate power, authority and legal right to execute, deliver and carry out the terms and provisions of this Guaranty and has taken all necessary corporate action to authorize the execution, delivery and performance of this Guaranty;

                  (c) This Guaranty has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor enforceable against it in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by general principles of equity;

                  (d) Neither the execution, delivery or performance by Guarantor of this Guaranty nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality or authority, or requires the authorization or approval of or any filing with any such instrumentality or authority, (ii) will conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon or assignment of any of the property or assets of Guarantor pursuant to the terms of any agreement or other instrument to which Guarantor is a party or by which it or any of its property or assets is bound or to which it is subject, or (iii) will violate any provision of the charter, by-laws or like organizational documents of Guarantor; and

                  (e) As of the date on which this Guaranty is executed by Guarantor, there are no actions, suits or proceedings pending or, to the best of the knowledge of Guarantor, threatened against or affecting Guarantor before any court or before any governmental or administrative body or agency which, if adversely determined, would be reasonably likely to materially and adversely affect its ability to fully perform its obligations hereunder.

                                    SECTION 8

                                    Covenants

                  Guarantor hereby covenants and agrees that, until performance and payment in full of all obligations of Contractor under the EPC Agreement:

                  (a) Guarantor shall furnish to Owner: (i) as soon as possible and in any event within five days after an executive officer of Guarantor obtains knowledge thereof, notice of the occurrence of any Event of Default (as defined in Section 9 hereof) or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, and setting forth the details thereof and the action which Guarantor has taken and proposes to take with respect thereto; and (ii) such other information necessary to demonstrate the ability of Guarantor to perform its obligations under this Guaranty as Owner may from time to time reasonably request;

                  (b) Guarantor shall comply, and shall cause each of its subsidiaries to comply, with all applicable laws to the extent that noncompliance therewith would be reasonably likely to have a material adverse effect on the financial condition of Guarantor or on its ability to fully perform its obligations under this Guaranty;

                  (c) Guarantor shall preserve and maintain, and shall cause each of its subsidiaries to preserve and maintain, its corporate or legal existence, rights and franchises to the extent that noncompliance therewith would be reasonably likely to have a material adverse effect on the financial condition of Guarantor or on its ability to fully perform its obligations under this Guaranty; and

                  (d) Guarantor shall, in the event that at any time Owner shall have reasonable grounds for believing that, were Contractor to default under the EPC Agreement at that time, Guarantor would be unable to fully perform its obligations hereunder, then within 15 days of Owner's written request therefor, Guarantor shall provide either (i) financial or other information reasonably demonstrating its ability to so fully perform or (ii) other assurances of its ability to so fully perform that are reasonably satisfactory to Owner.

                                    SECTION 9

                                Events of Default

                  (a) If any of the following events shall occur and be continuing it shall constitute an "Event of Default" hereunder:

                             (i) Guarantor shall fail to observe or perform any covenant or agreement contained in Section 2 hereof; provided, that if and to the extent Contractor is entitled by the terms of the EPC Agreement to a grace or cure period with respect to the failure of performance thereunder that Guarantor's failure under Section 2 hereof relates to, Guarantor shall have the same period of time as is available to Contractor under the EPC Agreement to remedy such failure of performance before such failure constitutes an Event of Default hereunder, but in no event shall any such grace or cure period for Guarantor hereunder extend past the grace or cure period available to Contractor under the EPC Agreement;

                            (ii) Guarantor shall fail to observe or perform any other covenant or agreement contained in this Guaranty (including without limitation the covenants and agreements contained in Section 8 hereof), and such failure is not remedied within (1) 30 days after Guarantor receives actual knowledge thereof, or (2) such longer period as may be necessary for Guarantor to cure such failure, not to exceed 120 days, provided that Guarantor diligently pursues the cure of such failure and such cure is effected in such a manner and within such time that such failure to comply could not reasonably be expected to have a material adverse effect on Owner or the Project;

                           (iii) Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or the appointment of or taking of possession by any such official in an involuntary case or other proceeding commenced against it, or shall generally not pay its debts as they become due, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing;

                            (iv) An involuntary case or other proceeding shall be commenced against Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 60 days; or

                             (v) Any representation or warranty made by Guarantor hereunder shall prove to have been false or misleading in any material respect when made or deemed made and Guarantor fails to remedy such false or misleading representation or warranty within 30 days after Contractor receives a notice from Owner with respect thereto.

                  (b) Upon the occurrence of an Event of Default, Guarantor shall be in material breach of this Guaranty and Owner may exercise any and all remedies it may have hereunder or at law or in equity. Notwithstanding anything stated to the contrary in this Guaranty, except as otherwise provided in this sentence, Guarantor shall not be liable under this Guaranty, whether based in contract, in tort (including negligence and strict liability), under warranty or otherwise, for any indirect, incidental, special or consequential loss or damage of any type, including but not limited to loss of use or loss of profit or revenue, and Owner hereby releases Guarantor from any such liability; provided, however, that this sentence shall not limit Guarantor's obligations to pay to Owner the Provisional Acceptance Late Completion Payments and Performance Guarantee Payments under Articles 7 and 8 of the EPC Agreement (as such terms are defined therein) in accordance with the terms and provisions of the EPC Agreement and this Guaranty.

                                   SECTION 10

                                   Amendments

                  No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Owner, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.


                                   SECTION 11

                              Addresses for Notices

                  All notices and other communications provided for hereunder shall be in writing and, (i) if to Guarantor, mailed or communicated by facsimile or delivered to it, addressed to Siemens Corporation, 186 Wood Avenue South, Iselin, New Jersey 08830-2770, Attention: Vice President, Corporate Finance, Facsimile # (732) 321-3879, (ii) if to Owner, mailed or delivered to it, addressed to it at its address specified in the EPC Agreement, or (iii) as to each party at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed or communicated by facsimile transmission, respectively, be effective when deposited in the mails addressed as aforesaid or when such facsimile transmission is confirmed.


                                   SECTION 12

                               No Waiver; Remedies

                  No failure on the part of Owner to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof or the exercise of any other right operate as a waiver thereof. The remedies herein provided are cumulative and are not exclusive of any remedies provided at law or in equity.


                                   SECTION 13

                        Continuing Guaranty; Assignments

                  (a) This Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment and performance, and not of collection only, and the obligations of Guarantor hereunder shall not be conditioned or contingent upon the pursuit by Owner at any time of any right or remedy against Contractor or against any other person or entity which may be or become liable in respect of all or any part of the obligations of Contractor under the EPC Agreement or against any collateral security or guaranty therefor. This Guaranty shall: (i) remain in full force and effect until satisfaction in full of all obligations of Contractor under the EPC Agreement; (ii) be binding upon Guarantor and its successors and assigns; and
(iii) inure to the benefit of and be enforceable by Owner and its successors and permitted assigns.

                  (b) Guarantor shall have no right, power or authority to delegate all or any of its obligations hereunder. Guarantor hereby expressly agrees that Owner may assign all or any of its rights hereunder without Guarantor's approval to any person or entity to which it has assigned its rights under the EPC Agreement (including, without limitation, the Financing Parties referred to in the EPC Agreement) and that any such assignee of Owner may further assign such rights assigned to it. Notwithstanding anything to the contrary contained in the foregoing, no such assignment to any Person which directly competes with Siemens AG or any of its affiliates in the field of design, engineering, manufacturing, procurement and construction of power generation, transmission or distribution facilities shall be permitted without the prior written consent of Guarantor. In the event of any such assignment, references herein to "Owner" shall be deemed to include references to the relevant assignee. If in connection with such an assignment by Owner any Financing Party requests Guarantor to consent in writing to such permitted assignment even though such consent is not required hereunder, Guarantor shall do so promptly, with such acknowledgment and consent agreement to contain such terms and conditions as are mutually and reasonably agreed upon by Guarantor, Owner and the Financing Parties. In addition, at Owner's request, Guarantor shall provide to the Financing Parties a certificate from Guarantor and/or an opinion of counsel addressed to the Financing Parties, in form and substance reasonably satisfactory to Owner and the Financing Parties, concerning such matters as the Financing Parties reasonably request, including that (w) Guarantor is duly organized, validly existing and in good standing under the laws of the state or commonwealth of its formation or incorporation, as the case may be, (x) the execution, delivery and performance of this Guaranty and the related acknowledgment and consent agreement are within the power and authority of Guarantor, and this Guaranty and such acknowledgment and consent agreement are not in conflict with Guarantor's organizational documents or any agreement to which Guarantor is a party or by which it is bound or affected, (y) there is no law, rule or regulation, nor is there any judgment, decree or order of any court or governmental entity binding on Guarantor which would be contravened by the execution, delivery, performance or enforcement of this Guaranty and such acknowledgment and consent agreement, and (z) each of this Guaranty and such acknowledgment and consent agreement is a legal, valid and binding obligation enforceable against Guarantor in accordance with its terms, subject to usual and customary qualifications.

                                   SECTION 14

                              Waiver of Jury Trial

                  Guarantor hereby irrevocably and unconditionally waiveS any and all right to trial by jury in any action, suit or counterclaim arising in connection with this Guaranty.


                                   SECTION 15

                                  Governing Law

                  This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York, the United States of America, without regard to the conflict of laws rules thereof.


                                   SECTION 16

                                  Severability

                  If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in order to carry out the provisions hereof. The invalidity or unenforceability of any provision of this Guaranty in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

                                   SECTION 17

                             Survival of Provisions


                  All provisions of this Guaranty which are expressly or by implication to come into or continue in force and effect after the expiration or termination of this Guaranty shall remain in effect and be enforceable following such expiration or termination.


                                   SECTION 18

                            Confidential Information


                  (a) Guarantor and Owner agree to hold in confidence for a period commencing with the date hereof and ending five years from the date of Project Completion any information supplied to it hereunder by the other. Guarantor and Owner hereby further agree to require third parties to enter into appropriate non-disclosure agreements relative to such confidential information as may be communicated to them by Guarantor or Owner; provided, however, that in the event Guarantor or Owner disclose any confidential information to a third party pursuant to such non-disclosure agreement, Guarantor or Owner, as the case may be, shall remain liable hereunder for any further disclosure by such third-party which is in breach of such non-disclosure agreement or would be in breach of this Section 18 if such further disclosure were made by Guarantor or Owner, as applicable. The provisions of this Section 18(a) shall not apply to information within any one of the following categories: (i) information which was in the public domain prior to receipt thereof from the other party or which subsequently becomes part of the public domain by publication or otherwise, except by the receiving party's wrongful act; (ii) information which the receiving party can show was in its possession prior to its receipt thereof from the other party; (iii) information received by a party from a third party without a confidentiality obligation with respect thereto known to Owner; (iv) information which the receiving party developed independently; or (v) information which a party is required by law to disclose; provided, however, that prior to making any such disclosure under clause (v) of this Section 18(a), such disclosing party shall: (1) provide the other party with timely advance written notice of the confidential information requested by such government authority and such disclosing party's intent to so disclose; (2) minimize the amount of confidential information to be provided consistent with the interests of the non-disclosing party and the requirements of the government authority involved; and (3) at the request and expense of the non-disclosing party make every reasonable effort (which shall include participation by the non-disclosing party in discussions with the government authority involved) to secure confidential treatment and minimization of the confidential information to be provided. Neither Guarantor nor Owner shall publish the terms and conditions of this Guaranty, unless the other party provides its express prior written consent thereto; provided, however, that Owner shall be permitted to disclose, subject to the provisions of this Section 18(a), such terms and provisions to the Financing Parties or any applicable rating agency and otherwise to the extent required to obtain financing for the Facility. Notwithstanding any other provision of this Section 18(a), Owner shall be permitted to summarize the material terms and conditions of this Guaranty for purposes of including such summary in any offering document associated with the issuance of debt by Owner for the purpose of obtaining financing for the Facility.

                  (b) Guarantor shall not issue any press or publicity release or any advertisement, or publish or otherwise disclose any photograph or other information, concerning this Guaranty, the EPC Agreement or the Project without the express prior written consent of Owner.

                  IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                    SIEMENS CORPORATION


                                    By: /s/ Walter G. Gans
                                       -------------------------------------
                                       Name:  Walter G. Gans
                                       Title: Vice President, General Counsel
                                                 and Secretary


                                    By: /s/ Thomas J. Keller
                                       -------------------------------------
                                       Name:  Thomas J. Keller
                                       Title: Vice President, Corporate
                                                Relations

ACCEPTED AND AGREED

AES IRONWOOD, INC.



By:/s/ Patricia L. Rollin
   -----------------------------------
   Name:  Patricia L. Rollin
   Title: Vice President

                                   Appendix A

                         Actions, Suits and Proceedings





[None.]